SABRA PROVIDES UPDATE ON CARE CAPITAL PROPERTIES (“CCP”) PORTFOLIO REPOSITIONING; UPGRADES 2017 OUTLOOK AND PROVIDES 2018 OUTLOOK WITH 15% GROWTH IN NORMALIZED AFFO PER SHARE POST PORTFOLIO REPOSITIONING
A conference call will be held to discuss these matters at 8:00 am Pacific time on September 8, 2017
IRVINE, Calif., Sept. 7, 2017 (GLOBE NEWSWIRE) -- Sabra Health Care REIT, Inc. (Nasdaq:SBRA) (Nasdaq:SBRAP) (“Sabra” or the “Company”) today announced that it has completed a detailed review of the tenant relationships acquired in the merger with Care Capital Properties, Inc. (“CCP”).
Highlights:

•	Sabra develops strategy to reposition the CCP portfolio and improve lease coverage

•	Full implementation expected to impact rents, before recoupments, by up to $33.5 million, in line with expectations

•	Expected to be completed in 2018; 2017 and 2018 Outlook assumes full $33.5 million rent reductions

•
June 30, 2017 pro forma skilled nursing/transitional care Lease Coverage improves to 1.47x exclusive of Genesis and three CCP tenants with significant corporate guarantees; Lease Coverage for these three CCP tenants with significant corporate guarantees improved to 1.22x

•
2018 Outlook reflects a 15% increase in normalized AFFO per share, primarily related to the CCP merger, over our annualized normalized AFFO per share before the CCP merger, inclusive of $33.5 million reduction in rents

Commenting on the portfolio strategy, Rick Matros, CEO and Chairman of Sabra, said, “We are pleased with what we have learned as we sat down with these new Sabra tenants.  Having had pre-existing relationships with a number of the CCP tenants was particularly helpful. The overall quality of the operations and management teams of the tenants in the CCP portfolio is impressive.  These steps we are taking together, as new partners, will provide these tenants with additional operating cash flow to make the necessary investments back into their operations and therefore strengthen our overall portfolio as well.”   Mr. Matros went on to say, “The impact of these strategies on our rent coverage is significant.  Having a pro forma combined SNF EBITDAR coverage of 1.47x, exclusive of our tenants with meaningful corporate guarantees, is in line with our expectations for the portfolio as we evaluated the CCP investment opportunity.  We are excited about the future of Sabra and the opportunities that the CCP transaction should afford us moving forward.”
Portfolio Repositioning Strategy
The Company conducted a detailed review encompassing all of the CCP tenants, with a focus on those tenants with below-market lease coverage to assess their operating strategies and ability to successfully operate in the current and future skilled nursing environment.  The results of this review confirmed our belief that the vast majority of these tenants are strong operators with sound operating strategies that we believe have the ability to successfully manage through an evolving reimbursement and operating environment.
Where tenants are experiencing tight lease coverage levels, the ability to adequately reinvest in their operations can be significantly constrained, making it difficult to realize operational and financial improvements.  To address this situation, we have worked cooperatively with management of these operators to develop tenant-specific strategies to better position them for sustained operational and financial improvements, which include some combination of lease modifications, working capital advances, transitioning facilities to other Sabra tenants and strategic sales or closures of underperforming facilities.
Each of these strategies is designed to provide these operators with adequate and sustainable operating cash flow to make the necessary investments in their operations and improve the overall financial performance and strength of the Sabra portfolio.  In instances where current rent obligations are reduced through lease modifications, mechanisms are expected to be included to recoup some or all of the amount reduced as operations improve. However, no such recoupment is assumed in Sabra’s future financial outlook. In instances where we provide working capital advances, full realization of interest income at market rates and repayment of those advances is expected. Where strategic asset sales occur, we expect to substantially replace any rent credits provided to the impacted operator through redeployment of the proceeds generated. However, there will likely be a short-term negative impact on normalized FFO per share and normalized AFFO per share from the date of sale until such proceeds are redeployed.
Below-market lease coverage is not necessarily indicative of an operator’s overall poor financial health or its inability to pay rent.  There are situations where a tenant, or one of its affiliates, owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra’s tenant) for a meaningful part of the ancillary business’s profitability.  In these cases, we do not expect to make rent adjustments or provide other lease modifications to improve that tenant’s lease coverage.  Rather, we will monitor these tenants holistically to ensure that rent payments can and will be paid as required under the applicable lease.  Such tenants will be identified as “Ancillary Supported Tenants” in future supplemental information filings.
In addition, certain tenant relationships include meaningful credit enhancements through corporate guarantees and/or personal guarantees from high net worth individuals. These credit enhancements were also considered in determining the strategies discussed above and will be identified in future supplemental information filings.
Timing and Results
This process of portfolio repositioning and enhancement has already begun and is expected to continue over the next several months.  We expect that all relevant lease modifications will be finalized by the end of 2017 with the possible exception of Signature Health, although we do not expect the timing of Signature Health to be materially different.  Asset sales and the reinvestment of proceeds to offset the related rent credits are expected to begin immediately, but are not expected to be fully realized until 2018.

Once fully implemented, including redeployment of proceeds from strategic asset sales, these strategies are expected to reduce our future cash rents from the CCP portfolio, before any recoupment, by up to $33.5 million per year, which would increase our pro forma second quarter 2017 lease coverage (as described in our second quarter 2017 supplemental information) as follows:

	Number of Tenants Impacted (1)	Cash Rent Impact (in millions)
Cash rent reductions	10	$32.8
Reduced future escalators	5	0.4
Transition to other Sabra operators	3	—
Sell facilities and redeploy capital (2)	11	0.3
Total (1)	16	$33.5

(1) Certain tenants may be impacted by more than one strategy and are counted in each category.
(2) No significant long-term cash rent impact is expected as we believe we will replace the rent credits through acquisitions using proceeds from the sales.

Pro Forma Lease Coverage June 30, 2017 (1)
	As Reported	After $33.5 Million Rent Reduction
Skilled Nursing /Transitional Care (2)(3)	1.31x	1.47x
CCP Tenants with Significant Corporate Guarantees (three tenants)	1.10x	1.22x

(1) Lease Coverage is defined as the EBITDAR coverage (after a 5% management fee) for the facilities operated by the applicable tenant unless there is a corporate guaranty and the guarantor level fixed charge coverage is a more meaningful indicator of the tenants’ ability to make repayments on stabilized facilities. CCP tenants with significant corporate guarantees represent 26.1% of the combined pro forma annualized cash NOI before rent reductions. Lease Coverage is presented one quarter in arrears.
(2) Excluding coverage related to two Ancillary Supported Tenants, as defined above, the "As Reported" and "After $33.5 Million Rent Reduction" pro forma Skilled Nursing/Transitional Care lease coverage is 1.36x and 1.53x, respectively.
(3) Excludes tenants with significant corporate guarantees.

The $33.5 million rent reduction and related impact on coverage described above is our expected final outcome from the analysis and strategies we are pursuing. While this level of rent reduction is included in our outlook for 2018, the entire amount may not occur immediately, or at the full $33.5 million level, if performance at the facilities improves or if it is determined that such amounts are not warranted and should be reduced or postponed. If rent adjustments are less than $33.5 million, future coverage levels may also be impacted. We believe that the $33.5 million rent reduction is the maximum amount that will be necessary to provide the former CCP tenants with adequate operating cash flow to facilitate their operational and financial improvements. We expect to provide updates on a quarterly basis as we implement this program.
Update on Genesis Asset Dispositions
On August 16, 2017, Sabra entered into a definitive agreement to sell 20 facilities leased to Genesis Healthcare, Inc. (“Genesis”) for total consideration of $103.3 million. These facilities were part of the 35

Genesis facilities that Sabra has previously announced that it was selling (the “Genesis Disposition Facilities”). Sabra expects the sale of the 20 Genesis Disposition Facilities to close in October of this year. Upon closing this sale, Genesis will receive a reduction in its annual rental obligations to Sabra of $9.3 million. Upon completion of the sale of these 20 Genesis Disposition Facilities, Sabra will have sold 22 of the 35 Genesis Disposition Facilities and expects to sell the remaining Genesis Disposition Facilities by the end of 2017.

Upgraded 2017 Outlook
The table below sets forth Sabra's upgraded 2017 full year earnings outlook:

	Per Share
	Low	High
Net income attributable to common stockholders	$0.69	$0.73
Add:
Depreciation and amortization	1.06	1.06
Net gain on sales of real estate	(0.58)	(0.58)
FFO attributable to common stockholders	$1.17	$1.21
Lease termination fee	(0.03)	(0.03)
Write-off of above market lease intangibles	0.69	0.69
CCP merger-related costs and transition costs	0.33	0.33
Loss on extinguishment of debt	0.28	0.28
Provision for doubtful accounts and loan losses, net	0.03	0.03
Normalized FFO attributable to common stockholders	$2.47	$2.51

FFO attributable to common stockholders	$1.17	$1.21
Expensed acquisition pursuit costs	0.28	0.28
Stock-based compensation expense	0.07	0.07
Straight-line rental income adjustments	(0.33)	(0.33)
Write-off of above market lease intangibles	0.69	0.69
Amortization of deferred financing costs	0.07	0.07
Non-cash portion of loss on extinguishment of debt	0.07	0.07
Change in fair value of contingent consideration	(0.01)	(0.01)
Provision for doubtful straight-line rental income, loan losses and other reserves	0.03	0.03
AFFO attributable to common stockholders	$2.04	$2.08
Lease termination fee	(0.03)	(0.03)
Provision of doubtful cash income	0.01	0.01
CCP transition costs	0.06	0.06
Cash portion of loss on extinguishment of debt	0.21	0.21
Normalized AFFO attributable to common stockholders	$2.29	$2.33

The 2017 Outlook includes the impact of the CCP merger completed on August 17, 2017, the portfolio rationalization activities described above, and total investments for 2017 of approximately $550 million at an average first year cash yield of 7.5% (on a leverage neutral basis) and assumes that the previously announced dispositions of the remaining 33 Genesis Disposition Facilities will be completed by the end of 2017. In addition, the 2017 full year outlook assumes the refinancing of Sabra’s $500.0 million of 5.5% senior unsecured notes due 2021 during the fourth quarter of this year.
2018 Outlook
The table below sets forth Sabra's 2018 full year earnings outlook:

	Per Share
	Low	High
Net income attributable to common stockholders	$1.58	$1.64
Add:
Depreciation and amortization	1.02	1.02
FFO attributable to common stockholders	$2.60	$2.66
Write-off of capitalized preferred equity issuance costs	0.02	0.02
CCP transition costs	0.01	0.01
Normalized FFO attributable to common stockholders	$2.63	$2.69

Normalized FFO attributable to common stockholders	$2.60	$2.66
Stock-based compensation expense	0.04	0.04
Straight-line rental income adjustments	(0.30)	(0.30)
Amortization of above/below market lease intangibles	(0.01)	(0.01)
Amortization of deferred financing costs	0.06	0.06
Other non-cash adjustments	(0.01)	(0.01)
AFFO attributable to common stockholders	$2.38	$2.44
Write-off of capitalized preferred equity issuance costs	0.02	0.02
CCP transition costs	0.01	0.01
Normalized AFFO attributable to common stockholders	$2.41	$2.47

The 2018 Outlook includes the impact of all investments and financings expected in 2017, assumes that Sabra retires its 5.8 million shares of 7.125% Series A Cumulative Redeemable Preferred Stock in March 2018, and assumes that approximately $115.0 million of proceeds from sales of facilities acquired in the CCP merger pursuant to the portfolio rationalization activities described above are reinvested at an average first year cash yield of 8.0%. These re-investments consist of anticipated investments under Sabra’s proprietary development pipeline and an incremental investment in the Signature Behavioral hospital portfolio.
Commenting on the 2018 Outlook, Rick Matros said, “We are very pleased with the outlook for 2018 and specifically the impact that the CCP merger is expected to have on our results. When comparing our second quarter 2017 actual normalized AFFO of $0.53 per share to our $0.61 per share quarterly average normalized AFFO at the midpoint of our 2018 Outlook, our 2018 Outlook reflects a 15.1% year over year increase, primarily attributed to the CCP merger, including the impact of the expected rent reductions we are pursuing.”

Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
Conference Call and Webcast

A conference call with simultaneous webcast to discuss these matters will be held Friday, September 8, at 8:00 a.m. Pacific Time. Participants may dial 877-856-1958 and reference ‘SABRA’, or listen via the webcast using the link at the company’s Investor Relations web page at www.sabrahealth.com or URL: http://edge.media-server.com/m/p/gqkryjm3.

A replay of the call can be accessed for the next 30 days, by dialing 888-203-1112 and using replay passcode 9497896.
About Sabra
Sabra Health Care REIT, Inc. (Nasdaq: SBRA),(Nasdaq:SBRAP), a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a "REIT") that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States and Canada.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our tenant-specific strategies, our portfolio repositioning and enhancement, our future investment activity, and our future results of operations (including our outlook for the full years 2017 and 2018 and the assumptions made therein).
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: the potential adverse effect on tenant and vendor relationships, operating results and business generally resulting from the CCP merger; changes in healthcare regulation and political or economic conditions; the anticipated benefits of the merger with CCP may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to the merger; the outcome of any legal proceedings related to the merger; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs; and compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.

Contact Information
Investor & Media Inquiries: 1-888-393-8248 or investorinquiries@sabrahealth.com

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